Exhibit 21

SUBSIDIARIES OF IDEX CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION
Flow Management Devices, LLC	Arizona, USA
ADS Environmental Services Pty Limited	Australia
Fast and Fluid Management Australia Pty., Ltd.	Australia
IDEX Holdings GmbH	Austria
iPEK Spezial TV GmbH	Austria
BarbIDEX International SRL	Barbados
Toptech Systems NV	Belgium
IDEX do Brasil Servicos e Vendas Ltda.	Brazil
IJ Research, Inc.	California, USA
ADS Environmental Technologies Inc.	Canada
Fluid Management Canada Inc.	Canada
Iridian Spectral Technologies, Ltd.	Canada
Quadro Engineering Corp.	Canada
Viking Pump of Canada, Inc.	Canada
IDEX Dinglee Technology (Tianjin) Co., Ltd.	China
IDEX Technology (Suzhou) Co., Ltd.	China
IDEX Trading (Shanghai) Co., Ltd	China
Richter EP (Nanjing) Co. Ltd.	China
Roplan Machinery (Ningbo) Co., Ltd.	China
Roplan Sales (Ningbo) Co., Ltd.	China
SFC KOENIG Flow Control (Suzhou) Co. Limited	China
Mott Corporation	Connecticut, USA
ABEL 1 LLC	Delaware, USA
Abel Pumps, LP	Delaware, USA
ADS Corp.	Delaware, USA
ADS LLC	Delaware, USA
Advanced Flow Solutions, Inc.	Delaware, USA
Advanced Thin Films, Inc.	Delaware, USA
AirTech Group, Inc	Delaware, USA
AirTech Holdings, LLC	Delaware, USA
AirTech-Pump Holdings Corp.	Delaware, USA
AirTech-Valve Holdings Corp.	Delaware, USA
Akron Brass Company	Delaware, USA
Band-It-IDEX, Inc.	Delaware, USA
CVI Laser, LLC	Delaware, USA
Digested Organics LLC	Delaware, USA
Fluid Management Operations, Inc.	Delaware, USA
Fluid Management, Inc.	Delaware, USA
Hale Products, Inc.	Delaware, USA
IDEX Health & Science LLC	Delaware, USA
IDEX Holdings, Inc.	Delaware, USA
IDEX MPT Inc.	Delaware, USA
IDEX Service Corp.	Delaware, USA

SUBSIDIARY	JURISDICTION OF INCORPORATION
IDEX US Holdings, Inc.	Delaware, USA
IJ Research Acquisition, Inc.	Delaware, USA
Liquid Controls Holdings LLC	Delaware, USA
MyTana LLC	Delaware, USA
Nexsight LLC	Delaware, USA
Nova Technologies Corporation	Delaware, USA
Pulsafeeder, Inc.	Delaware, USA
SFC Koenig LLC	Delaware, USA
Subterra AI, Inc.	Delaware, USA
Superior Technical Ceramics Acquisition Inc	Delaware, USA
US Valve Corporation	Delaware, USA
Viking Pump, Inc.	Delaware, USA
Warren Rupp, Inc.	Delaware, USA
Toptech Systems, Inc.	Florida, USA
IDEX SAS	France
Abel GmbH	Germany
AIRTECH Europe GmbH	Germany
AWG Fittings GmbH	Germany
Balco Precision GmbH	Germany
IDEX Europe GmbH	Germany
IDEX Leasing GmbH	Germany
iPEK International GmbH	Germany
LUKAS Hydraulik GmbH	Germany
Melles Griot GmbH	Germany
PP AWG GmbH	Germany
Richter Chemie-Technik GmbH	Germany
SFC Koenig Beteilgungs GmbH	Germany
SFC Koenig GmbH	Germany
thinXXS Microtechnology GmbH	Germany
Vetter GmbH	Germany
WinCan Deutschland GmbH	Germany
IDEX Sourcing Corporation	Illinois, USA
Ascorp Energies India Private Limited	India
Atul Sugar Screens Private Limited	India
IDEX India Private Limited	India
Veco Precision India Private Limited	India
Banjo Corporation	Indiana, USA
IDEX Pump Technologies (Ireland) Limited	Ireland
Asco Filtri SpA	Italy
Banjo Europe S.r.l.	Italy
IDEX Italy S.r.l.	Italy
S.A.M.P.I. S.p.A.	Italy
IDEX Health & Science KK	Japan
IDEX Korea, Ltd	Korea
AEGIS Flow Technologies, L.L.C.	Louisiana, USA
Maltidex International Ltd	Malta

SUBSIDIARY	JURISDICTION OF INCORPORATION
IDEX Mexico S.A. de C.V.	Mexico
Gast Manufacturing, Inc.	Michigan, USA
KZValve LLC	Nebraska, USA
Fast & Fluid Management B.V.	Netherlands
Gast Jun-Air Europe B.V.	Netherlands
IDEX International B.V.	Netherlands
IDEX Optical Technologies B.V.	Netherlands
LouwersHanique B.V.	Netherlands
Millux B.V.	Netherlands
Muon B.V.	Netherlands
Veco B.V.	Netherlands
Envirosight LLC	New Jersey, USA
Pipeline Renewal Technologies Limited Liability Company	New Jersey, USA
WinCan LLC	New Jersey, USA
Roplan Sales Inc.	Oregon, USA
Hurst Jaws of Life, Inc.	Pennsylvania, USA
WinCan Poland S.P.Z.O.O	Poland
Precision Polymer Engineering International Limited	Saudi Arabia
IDEX Asia Pacific Pte. Ltd.	Singapore
Abel Equipos, S.A.	Spain
Airtech Europe Spain S.L.	Spain
Roplan Sales AB	Sweden
Velcora Holding AB	Sweden
SFC Koenig AG	Switzerland
WinCan AG	Switzerland
PPE, LLC	Texas, USA
Asco Filtration Trading Ltd	United Arab Emirates
IDEX Middle East FZE	United Arab Emirates
Band-It Company Limited	United Kingdom
CVI Laser Limited	United Kingdom
FTL Seals Technology Limited	United Kingdom
Gast Group Limited	United Kingdom
Godiva Limited	United Kingdom
Godiva Products Limited	United Kingdom
Hale Products Europe Limited	United Kingdom
IDEX UK Investment Ltd	United Kingdom
IDEX UK Ltd.	United Kingdom
Matcon Group Limited	United Kingdom
Matcon Limited	United Kingdom
Precision Polymer Engineering Limited	United Kingdom
Roplan Limited	United Kingdom
Seals Limited	United Kingdom
Tecan Limited	United Kingdom
Viking Pump Hygienic Limited	United Kingdom
WinCan Europe Limited	United Kingdom

SUBSIDIARY	JURISDICTION OF INCORPORATION
Trebor International, Inc.	Utah, USA
Superior Technical Ceramics Corporation	Vermont, USA